UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 1, 2015

Date of report (date of earliest event reported)

The Habit Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36749	36-4791171
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

17320 Red Hill Avenue, Suite 140

Irvine, CA

(Address of principal executive offices) (Zip Code)

(949) 851-8881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Annual Meeting and Record Date Set

The Board of Directors of The Habit Restaurants, Inc. (the “Company”) has approved June 23, 2015 as the date for the Company’s 2015 annual meeting of shareholders (the “Annual Meeting”). The Board of Directors also approved the record date for stockholders entitled to notice of and to vote at the Annual Meeting, which is fixed as the close of business on May 4, 2015. Because the Company did not hold an annual meeting of shareholders in 2014, in accordance with Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in the Company’s proxy materials relating to the Annual Meeting. In order for a proposal under Rule 14a-8 to be timely, it must be received by the Company’s Secretary at the principal executive offices of the Company on or before May 11, 2015, in accordance with Section 1.2(c) of the Company’s Amended and Restated By-laws (the “By-laws”). Such proposals must also comply with the By-laws and the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in proxy materials, and any such proposal may be omitted if not in compliance with applicable requirements.

The address of the Company’s principal executive offices is 17320 Red Hill Avenue, Suite 140, Irvine, CA 92614.

Shareholders wishing to nominate a director or propose matters to be considered at the Annual Meeting in the manner contemplated by the By-laws must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting. Because the Company did not hold an annual meeting of shareholders in 2014, in accordance with Section 1.2(c) of the By-laws, to be timely, such notice must be received by the Secretary on May 11, 2015. Such proposals must also comply with all other requirements set forth in the By-laws and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Habit Restaurants, Inc.

By:	/s/ Ira Fils
Ira Fils Chief Financial Officer and Secretary

Date: May 1, 2015